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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 6, 2000, except for Notes 4 and 11, as to which the date is January 12, 2001, and Note 12, as to which the date is March 7, 2001, with respect to Inergy Partners, LLC; our report dated February 9, 2001 with respect to Hoosier Propane Group; our report dated January 26, 2001 with respect to Country Gas Company, Inc.; our report dated March 7, 2001 with respect to Inergy, L.P., and our report dated March 7, 2001 with respect to
Inergy GP, LLC, in the Registration Statement (Form S-1 No. 333-      ) and
related Prospectus of Inergy, L.P. for the registration of 1,500,000 common units.


                                                /s/  ERNST & YOUNG LLP
                                                -------------------------------
Kansas City, Missouri
March 12, 2001